                                                              Exhibit 10.(iv)(7)


                              AMENDED AND RESTATED
                             REIMBURSEMENT AGREEMENT

         THIS AMENDED AND RESTATED REIMBURSEMENT AGREEMENT (the "Agreement"), is made and entered into as of this 15th day of October, 1999, by and among SAMUEL ZELL, SAMUEL ZELL REVOCABLE TRUST ("Zell Trust" and together with Mr. Zell collectively referred to herein as "Zell"), and AMERICAN CLASSIC VOYAGES CO., a Delaware corporation ("AMCV").

                              W I T N E S S E T H:

         A. AMCV has entered into a Memorandum of Agreement, dated as of August 5, 1999 ("Vessel Purchase Agreement") with HAL Antillen N.V. to acquire the M/S Nieuw Amsterdam (the "Vessel");

         B. AMCV has assigned its rights under the Vessel Purchase Agreement to Oceanic Ship Co.;

         C. The Vessel Purchase Agreement requires AMCV to provide earnest money deposits, from time to time, in amounts increasing up to $30 million, in the aggregate;

         D. AMCV has entered into a Letter of Credit Agreement, dated as of October 15, 1999 with The Chase Manhattan Bank ("Chase") pursuant to which AMCV is seeking to obtain a $30 million Letter of Credit Facility (the "Facility") from Chase;

         E. Zell is a significant beneficial owner, indirectly, of the outstanding shares of common stock of AMCV;

         F.   Chase is requiring that the Facility be guaranteed by Zell;

         G. AMCV has requested Zell to, and Zell has agreed to, guarantee AMCV's obligation to reimburse Chase for any payments made by Chase under the Facility (the "Guarantee");

         H. AMCV and Zell acknowledge and agree that the issuance of the Guarantee by Zell specifically enables AMCV to satisfy a material term and condition of the Vessel Purchase Agreement that it is currently unable to satisfy without such Guarantee and that potentially significant benefits may be derived by AMCV and its stockholders as a result of such Guarantee;

         I. As partial consideration for the Guarantee, Zell desires to receive and AMCV desires to provide to Zell compensation for providing the Guarantee and an opportunity, directly through stock appreciation units, to benefit from any appreciation in the value of the AMCV common stock following the issuance of the Guarantee;

         J. Zell has required, and AMCV has agreed to use its good faith efforts to obtain, alternative financing on commercially reasonable terms acceptable to AMCV in its sole discretion which , if obtained, may be used to replace and terminate the Guarantee (the "Alternate Financing");

         K. Zell is concurrently herewith entering into that certain Stockholders' Indemnification and Contribution Agreement with Robert H. and Ann Lurie Trust established pursuant to the Robert Lurie Revocable Trust dated December 19, 1989 ("Lurie") which also holds, indirectly through affiliated entities, a significant beneficial ownership interest in the common stock of AMCV pursuant to which Lurie has agreed to contribute and share equally with Zell the costs, risks, compensation and benefits of this transaction, and has approved this Agreement and has required the execution and delivery of this Agreement as a condition to the execution and delivery of said Stockholders' Indemnification and Contribution Agreement; and

         L. Zell and AMCV have entered into that certain Reimbursement Agreement dated as of October 15, 1999 (the "Original Reimbursement Agreement"), and Zell and AMCV wish to amend and restate the terms of the Original Reimbursement Agreement on the terms and conditions provided herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        GUARANTEE AND GUARANTEE PAYMENTS

         1.1 Guarantee. In consideration for the amounts payable pursuant to Sections 1.3, and Article II hereof, Zell hereby acknowledges and agrees that as of the date of this Agreement, Zell shall issue the Guarantee to Chase, upon the terms and conditions set forth in the form of the Guarantee attached hereto as Exhibit A, pursuant to which Zell agrees to guarantee to Chase, as the provider of the Facility, the payment of certain obligations owing by AMCV under the Facility, all as more particularly described in the Guarantee.

         1.2 Reimbursement Obligations. In the event that pursuant to the Guarantee, Zell is required to and does make any payments to Chase (individually a "Guarantee Payment" and, collectively, "Guarantee Payments"), then AMCV shall be required hereunder to reimburse Zell, in the manner hereinafter set forth, for any and all such Guarantee Payments (such


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              reimbursement obligations of AMCV being hereinafter referred to as the "Reimbursement Obligations").

         1.3 Payment of Reimbursement Obligation. AMCV shall execute and deliver to Zell a promissory note(s) (each, a "Note") in the amount of each Guarantee Payment made by Zell, from time to time, pursuant to the Guarantee, which Note(s) shall be delivered promptly following receipt by AMCV of (i) written notice from Zell of such Guarantee Payment and (ii) a receipt executed by a Chase representative or other reasonable evidence of payment setting forth the amount of the Guarantee Payment received by Chase. Failure by AMCV to deliver a Note will not affect or reduce AMCV's Reimbursement Obligations hereunder.

              1.3.1 Terms of Note. Each Note shall (i) be in the form of Exhibit B hereto, (ii) provide for the payment of the principal amount of the Reimbursement Obligation evidenced by such Note in full two years following the date of the Note, (iii) be dated the date the Guarantee Payment was received by Chase, (iv) provide for the payment of interest on the unpaid principal balance quarterly, in arrears, at the per annum rate of 15%, (v) be prepayable in whole or in part, without penalty or premium and (vi) state that it is secured by the collateral described in that certain Pledge Agreement of even date herewith (the "Pledge Agreement") (a copy of which is attached hereto as Exhibit C).

              1.3.2 Security for Note. In addition to any other legal or equitable rights available to Zell, the Notes and other obligations hereunder shall, until a Guarantee Termination shall occur, be secured by a pledge of 100% of the issued and outstanding capital stock of Oceanic Ship Co., a Delaware corporation, the Assignee of AMCV's rights under the Vessel Purchase Agreement and the prospective owner of the Vessel, pursuant to the Pledge Agreement. In the event that another entity (other than Oceanic Ship Co.) which is directly and indirectly controlled by AMCV becomes the owner of the Vessel, then AMCV shall cause the capital stock of any such entity, with the prior written consent or upon the request of Zell, to be pledged by AMCV (or the owner of the capital stock of such entity) to secure such Note(s) and other obligations hereunder as provided for pursuant to the Pledge Agreement.

         1.4 Termination of Guarantee. For purposes of this Agreement, the Guarantee shall be deemed terminated (a "Guarantee Termination") upon the earlier to occur of (a) the release by Chase of all Zell's obligations and liabilities under the Guarantee and (b) the termination of the Guarantee in accordance with its terms and, in either case, provided that no "Guarantee Termination" shall be deemed to have occurred unless and until the


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
              Note(s), if any shall have been issued, shall have been paid in full, and any amounts due and owing under the Pledge Agreement and under this Agreement (other than with respect to unexercised Stock Appreciation Units or unexercised redemption rights as provided in
              Article II hereof) shall have been fully satisfied, at which time, the Guarantee Termination shall be deemed to have occurred.

                                   ARTICLE II
                                  COMPENSATION

         2.1 Commitment Fee. As partial consideration for issuance of the Guarantee, immediately following execution and delivery of this Agreement and of the Guarantee, AMCV shall pay to Zell a fee of $500,000, payable via wire transfer of immediately available funds to an account designated by Zell.

         2.2 Stock Appreciation Payments. As partial consideration for the issuance of the Guarantee, upon issuance of the Guarantee to Chase, subject to the terms of this Agreement, Zell will be entitled to receive from AMCV certain payments to be calculated on the basis of the appreciation in the Fair Market Value of the common stock, par value $0.01 per share ("Common Stock") of AMCV, as traded on the Nasdaq National Market (or such other market or exchange if the AMCV Common Stock is no longer traded on the Nasdaq National Market), measured from the date of this Agreement (or as otherwise provided in Section 2.2.1 until the date upon which AMCV receives delivery of a written notice requesting payment of the applicable appreciation amount (the "Trigger Date"); provided, however, that in no event may the Trigger Date be earlier than one day after three years following the date of this Agreement, nor later than five (5) years following the date of this Agreement (the "Exercise Period"), and if such notice is not given, the Trigger Date shall be deemed to be five (5) years following the date of this Agreement.

              2.2.1 Funded Appreciation Payment. In the event that on or before the Trigger Date a Guarantee Payment is made or the Guarantee remains outstanding on or after December 11, 2000 and the Trigger Date follows such date, then AMCV shall be required to make an appreciation payment to Zell ("Funded Appreciation Payment") equal to the product of (a) the difference between the Fair Market Value of the AMCV Common Stock determined as of the Trigger Date minus the greater of (i) Current Fair Market Value minus $5.00 and (ii) the lesser of (x) the Fair Market Value of the AMCV Common Stock as of the earlier of (aa) the date of the initial Guarantee Payment and
                       (bb) December 11, 2000 and (y) the Current Fair Market Value (the "Funded Spread"), multiplied by (b) the number of Vested Stock Appreciation Units (as hereinafter defined) covered by the Appreciation Payment Notice (as


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
                       hereinafter defined) determined as of the Trigger Date. In no event shall the Funded Spread be less than $0.

              2.2.2 Unfunded Appreciation Payment. In the event that no Guarantee Payment has been made on or before the Trigger Date and a Guarantee Termination occurred on or before December 11, 2000, then AMCV shall be required to make an appreciation payment to Zell ("Unfunded Appreciation Payment") equal to the product of (a) the difference between the Fair Market Value of the AMCV Common Stock determined as of the Trigger Date minus the Current Fair Market Value (the "Unfunded Spread"), multiplied by (b) the number of Vested Stock Appreciation Units covered by the Appreciation Payment Notice. In no event shall the Unfunded Spread be less than $0.

              2.2.3 Notice of Appreciation Payment. In the event that Zell elects to receive a Funded Appreciation Payment or an Unfunded Appreciation Payment, as the case may be (an "Appreciation Payment"), then at any time during the Exercise Period, Zell shall give written notice to AMCV of its desire to receive an Appreciation Payment on all, but not less than all, of the Vested Stock Appreciation Units ("Appreciation Payment Notice").

              2.2.4 Form of Appreciation Payment. AMCV shall make the applicable Appreciation Payment to Zell in cash within 30 days following receipt of an Appreciation Payment Notice delivered within the Exercise Period. The failure to make a timely Appreciation Payment shall constitute a default under this Agreement and, in addition to other remedies available at law or equity, the amount of any Appreciation Payment which is not timely paid shall be added to the principal amount of the Notes, if then outstanding, to be secured and payable in accordance therewith.

         2.3 Definitions. For purposes of this Agreement, the following terms as defined as follows:

              2.3.1 Current Fair Market Value. "Current Fair Market Value" means the Fair Market Value of AMCV Common Stock as of the date hereof, which the parties acknowledge to be $21.90.

              2.3.2 Fair Market Value of AMCV Common Stock. The "Fair Market Value of the AMCV Common Stock" as of any applicable date shall be mean the average of the closing prices of the AMCV Common Stock on the Nasdaq National Market (or such other market or exchange if the AMCV Common Stock is no longer traded on the Nasdaq National Market), for the ten trading days immediately preceding such applicable date.

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              2.3.3    Stock Appreciation Units. "Stock Appreciation Units"
                       shall mean the units with respect to which appreciation payments have been granted under this Article II and shall equal 800,000 in the aggregate.

              2.3.4 Vested Stock Appreciation Units. "Vested Stock Appreciation Units" shall mean that number of Stock Appreciation Units which have vested as determined by the following vesting schedule, commencing upon the date of this Agreement and continuing through December 11, 2000, which vesting shall terminate upon a Guarantee Termination as to unvested Stock Appreciation Units.

                       ----------------------------  ---------------------------
                                                        NUMBER OF INCREMENTAL
                           DATE OF GUARANTE           STOCK APPRECIATION UNITS
                              TERMINATION            VESTING ON SPECIFIED DATES
                       ----------------------------  ---------------------------
                            Execution of this                 100,000
                                Agreement
                       ----------------------------  ---------------------------
                                On 10-31-99                    46,667
                       ----------------------------  ---------------------------
                                On 11-30-99                    46,667
                       ----------------------------  ---------------------------
                                On 12-31-99                    46,667
                       ----------------------------  ---------------------------
                                On 1-31-00                     46,667
                       ----------------------------  ---------------------------
                                On 2-29-00                     46,667
                       ----------------------------  ---------------------------
                                On 3-31-00                     46,667
                       ----------------------------  ---------------------------
                                On 4-30-00                     46,667
                       ----------------------------  ---------------------------
                                On 5-31-00                     46,667
                       ----------------------------  ---------------------------
                                On 6-30-00                     46,667
                       ----------------------------  ---------------------------
                                On 7-31-00                     46,667
                       ----------------------------  ---------------------------
                                On 8-31-00                     46,666
                       ----------------------------  ---------------------------
                                On 9-30-00                     46,666
                       ----------------------------  ---------------------------
                                On 10-31-00                    46,666
                       ----------------------------  ---------------------------
                                On 11-30-00                    46,666
                       ----------------------------  ---------------------------
                                On 12-11-00                    46,666
                       ----------------------------  ---------------------------

         2.4  Certain AMCV "Call" Rights. In the event that on or before three
              (3) years from the date hereof, a Guarantee Termination shall have occurred, then, during such three (3) year period, AMCV shall have the right to redeem all but not less than all of the Vested Stock Appreciation Units by payment in cash of an amount (the "Redemption Payment") equal to the "Applicable Redemption Price" multiplied by the number of Vested Stock Appreciation Units subject to redemption. For purposes hereof, the "Applicable Redemption Price" shall equal (i) $11.00 from and after the date hereof and prior to the first anniversary of the date hereof; (ii) $13.00 from and after the first anniversary of the date hereof and prior to the second anniversary of the date hereof; and (iii) $15.00 from and after the


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

              second anniversary of the date hereof until on or prior to the third anniversary of the date hereof.

              Notwithstanding the foregoing, in the event AMCV provides written notice to Zell of the exercise of its rights under this Section
              2.4 and Zell asserts that such exercise is improper due to the fact that a Guarantee Termination has not occurred by reason of the failure to make payment in full of all amounts required by
              Section 1.4, then in such event, AMCV shall be granted an additional ten (10) business days to pay such additional amounts, and the applicable period referred to in this Section 2.4 shall be extended for such additional ten (10) business days.

         2.5  Equitable Adjustments.

              2.5.1 Sale or Reorganization. In case AMCV is merged or consolidated with another corporation, or in case the property or stock of AMCV is acquired by another corporation, or in case of a reorganization or liquidation of AMCV or in case of any extraordinary transaction, AMCV and the board of directors of any corporation assuming the obligations of AMCV hereunder, shall provide for the continuation of the Stock Appreciation Units and provide equitable adjustments as determined by the parties for the protection of the value of the Stock Appreciation Units, which may include the substitution on an equitable basis of references to appropriate stock of AMCV, or of the merged, consolidated or otherwise reorganized corporation.

              2.5.2 Recapitalization. If the AMCV Common Stock should, as a result of any stock dividend, stock split, other subdivision or combination of shares of Common Stock, or any reclassification, recapitalization or otherwise, be increased or decreased, the number of Stock Appreciation Units and the base price of each Stock Appreciation Units shall be equitably adjusted as determined by the parties.

              2.5.3    Effective Date. Any adjustments required pursuant to this
                       Section 2.5 shall not be deemed effective prior to the commencement of the Exercise Period.

         2.6 Zell Guarantee Performance. Zell acknowledges the substantial benefits being provided hereunder in consideration of Zell's execution and delivery of, and performance under, the Guarantee. Accordingly, Zell agrees for the benefit of AMCV to perform its obligation under the Guarantee.


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

                                   ARTICLE III
                                    COVENANTS

         3.1 Definitions. The following terms used in this Article III shall have the following meanings:

              3.1.1 "Capital Lease" shall mean any lease of property which in accordance with GAAP would be capitalized on the lessee's balance sheet.

              3.1.2 "Change of Control" shall occur if a person or a group of persons (within the meaning of Sections 13 or 14 of the Securities and Exchange Act of 1934, and regulations promulgated thereunder), other than Zell, Lurie, Equity Group Investments, Inc., or their respective affiliates (collectively, "EGI"), acquires beneficial ownership of such number of shares of Common Stock which exceeds the number of shares of Common Stock then beneficially owned by EGI, which acquisition shall have occurred other than by reason of sale of shares of Common Stock, directly or indirectly, by EGI.

              3.1.3 "Customary Liens" shall mean (i) Liens for claims, taxes, assessments or charges of any governmental authority not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, (ii) statutory Liens of landlords, bankers, carriers, warehousemen, mechanics, materialmen, and other Liens imposed by law, including without limitation preferred maritime liens (including Liens for crew wages), arising in the ordinary course of business and for amounts which (a) are not yet due, (b) are not more than thirty (30) days past due as long as no notice of default has been given or other action taken to enforce such Liens, or (c) (1) are not more than thirty (30) days past due and a notice of default has been given or other action taken to enforce such Liens, or (2) are more than thirty (30) days past due, and, in the case of clause (1) or (2), are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, (iii) Liens incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of employment benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, (iv) easements (including without limitation reciprocal easement agreements and utility agreements), rights-of-way, covenants, consent rights of landlords, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which do not materially interfere with the ordinary conduct of the business of AMCV or any of its Subsidiaries taken as a whole, (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, and (vi) precautionary filings of financing statements in connection with operating leases or permitted purchase money Debt or Capital Leases entered into the ordinary course of business. Notwithstanding the foregoing, neither governmental environmental Liens, Liens imposed under ERISA, nor Liens in connection with enforceable judgments (meaning judgments which are not covered by insurance or adequate reserves, unless enforcement thereof has been stayed (unless such stay must be secured with a bond or collateral equal to or greater than $2,500,000)) shall be Customary Liens.

              3.1.4 "Debt" of any person or entity shall mean, without duplication, (i) all liabilities for borrowed money which, in accordance with GAAP, would be included in determining total liabilities, (ii) obligations in respect of any Capital Lease, and (iii) any guarantee of the foregoing, but, as to AMCV and its Subsidiaries, Debt shall exclude such liabilities, obligations and guarantees if owed or guaranteed by a Subsidiary of AMCV to AMCV or another Subsidiary of AMCV (excluding from this exception debt owed by Oceanic Ship Co. to another Subsidiary of AMCV) or by AMCV to one of its Subsidiaries.

              3.1.5 "Distributions" shall mean (i) dividends or other distributions or payments on capital stock or other equity interest of a corporation, association or other business entity (except distributions in such stock or other equity interest); and (ii) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other interests).

              3.1.6 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.


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

              3.1.7 "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

              3.1.8 "Investments" shall mean any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or other investment in, any person or entity.

              3.1.9 "Lien" shall mean as to any person or entity, any mortgage, lien, pledge, adverse charge, security interest or other encumbrance in or on, or interest of title of any vendor, lessor, lender or other secured party to or of such person or entity under conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of such person or entity.

              3.1.10 "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, assets or other properties, liabilities or condition (financial or otherwise) or results of operations of AMCV or its Subsidiaries taken as a whole, or (ii) the ability of AMCV to perform its obligations hereunder, under any Note or under the Pledge Agreement in any material respect.

              3.1.11 "Permitted Liens" shall mean (i) Liens to secure Permitted Debt, (ii) Customary Liens, (iii) Liens in connection with vendor financing associated with vessels under construction by AMCV or its Subsidiaries (such secured vendor financing not to exceed $7,500,000 at any one time outstanding), and (iv) the Lien of the Pledge Agreement.

              3.1.12 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

              3.1.13 "Restricted Payments" shall mean: (i) any Distribution by AMCV or any Subsidiary of AMCV (other than by such a Subsidiary to AMCV or another Subsidiary of AMCV), including without limitation any Distribution resulting in the acquisition by AMCV of securities of AMCV which would constitute treasury stock of AMCV, and (ii) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by AMCV, on account of, or in respect of, the principal of any Subordinated Debt


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
                       (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred). Notwithstanding the foregoing, none of the following shall constitute Restricted Payments hereunder: (a) Appreciation Payments, (b) any Redemption Payment owing under Section 2.4 above, (c) tax-sharing payments or allocated overhead payments to AMCV or any of its affiliates, (d) without duplication of clause (c) above, any payment to members of a Subsidiary which is a limited liability company made to enable such member to pay income taxes, and (e) payments in the nature of loan payments with respect to Permitted Debt by a Subsidiary of AMCV to AMCV or another Subsidiary of AMCV or by AMCV to a Subsidiary of AMCV.

              3.1.14 "Restricted Investments" shall mean all Investments other than Permitted Investments. Permitted Investments include:

                       (i)      existing Restricted Investments;

                       (ii) Property to be used, accounts and notes receivable arising, and intercompany charges, in each case in the ordinary course of business of AMCV and its Subsidiaries;

                       (iii) certificates of deposit with final maturities of one year or less issued by U.S. commercial banks having capital and surplus in excess of US $100,000,000;

                       (iv) commercial paper with a minimum rating for the issuer thereof of A-2/P-2 (Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto ("S&P"), Moody's Investors Services, Inc. or any successor thereto ("Moody's")) or if neither S&P nor Moody's is rating such obligations, the second highest rating from another nationally recognized rating service, and maturing not more than two hundred seventy (270) days from the date of acquisition;

                       (v) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each such case maturing within one year after the date of acquisition thereof;

                       (vi)     Investments in repurchase agreements;


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

                       (vii) deposits or escrow amounts in relation to a purchase or construction of a vessel (including the Vessel);

                       (viii) loans or advances to employees in the ordinary course of business not in excess of an aggregate amount of $500,000 outstanding at any one time;

                       (ix)     guarantees which constitute Permitted Debt;

                       (x) Investments in the nature of interest rate or fuel hedging agreements not entered into for speculative purposes; and

                       (xi) other Investments not in excess of an aggregate amount of $5,000,000 outstanding at any one time.

              3.1.15 "Subordinated Debt" shall mean any Debt of AMCV which is expressly subordinate to the Debt evidenced (or which may become evidenced) by the Notes.

              3.1.16 "Subsidiary" shall mean, as to any person or entity, any corporation, association or other business entity in which such person or entity or one or more of its Subsidiaries or such person or entity and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or persons performing similar functions) of such entity, and any partnership or joint venture if more than a fifty percent (50%) interest in the profits or capital thereof is owned by such person or entity or one or more of its Subsidiaries or such person or entity and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such person or entity or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of AMCV.

         3.2 Covenants. AMCV covenants and agrees that, on and after the date hereof and until such time as a Guarantee Termination shall occur:

              3.2.1 Limitation on Debt. Except for Debt incurred under or pursuant to this Agreement or the Notes, AMCV will not, and will not permit any Subsidiary, to create, assume, incur, guarantee or otherwise become liable in respect of any Debt, except for the following (collectively, "Permitted Debt"):

                       (a) Preferred Ship Mortgage (the "Mortgage") on the Vessel in a maximum principal amount not to exceed $84,500,000;

                       (b) Debt incurred under or pursuant to that certain Credit Agreement dated as of February 25, 1999 executed by The Delta Queen Steamboat Co. ("Delta Queen"), The Financial Institutions Listed on the Signature Pages Thereof and Which From Time to Time Become Parties Thereto, The Chase Manhattan Bank, as Issuing Bank and as Administrative Agent, and Hibernia National Bank, as Documentation Agent, (subject to paragraph (j) below) as amended from time to time;

                       (c) Project America MARAD Debt in a principal amount not to exceed $1,100,000,000 at any one time outstanding;

                       (d) additional MARAD Debt incurred in connection with Coastal Cruisers, in a principal amount not to exceed $75,000,000 at any one time outstanding;

                       (e) guarantees associated with vendor financing for vessels under construction by AMCV or its Subsidiaries in an amount not to exceed $50,000,000 at any one time outstanding;

                       (f) Debt owing by a Subsidiary to AMCV or another Subsidiary (other than Debt owed by Oceanic Ship Co. to another subsidiary of AMCV) or by AMCV to a Subsidiary;

                       (g) the unsecured guarantee by AMCV of the Debt secured by the Mortgage;

                       (h) additional Debt incurred by AMCV or its Subsidiaries which is either unsecured Debt or Subordinated Debt;

                       (i) additional Debt incurred by AMCV or its Subsidiaries in an amount not to exceed $50,000,000 at any one time outstanding; and

                       (j) any amendment, extension, renewal, refinancing, refunding or replacement of any of the foregoing Debt, provided that neither the maturity nor the average life of such Debt is shortened and the annual required debt service thereunder is not increased.

              3.2.2 Restricted Payments and Investments. AMCV shall not make any Restricted Investments or Restricted Payments.

              3.2.3 Liens. Except for Permitted Liens, AMCV will not, and will not permit any Subsidiary to incur liens on, or pledge to any third party, assets which (a) are not, as of the date hereof, pledged or committed to be pledged to such third party, or (b) which become free of Liens after the date hereof.

              3.2.4 Sale of Assets. Except for Permitted Liens, AMCV will not permit Oceanic Ship Co. to sell, lease (other than leasing of the Vessel in the ordinary course of business) or transfer or otherwise dispose of the Vessel or contract rights under the Vessel Purchase Agreement without Zell's prior approval.

              3.2.5 Mergers and Consolidations. AMCV will not merge into or consolidate with or sell or convey all or substantially all of its assets to any other person or entity unless
                       (a) AMCV is the surviving entity or the surviving entity expressly assumes all obligations under the Notes, the Pledge Agreement and this Agreement, including the obligations under Section 2.5 hereof, (b) the surviving entity shall not, immediately after such merger, consolidation, sale or conveyance, be in default under the Notes, and (c) the surviving entity shall be incorporated in the United States, except that, notwithstanding the foregoing, any Subsidiary (other than Oceanic Ship Co.) may merge with or into AMCV (provided that AMCV shall be the surviving entity) or with or into any one or more other Subsidiaries.

              3.2.6 Future Restrictions. Except in connection with Permitted Debt, AMCV will not enter into any new agreements on or after the date hereof, or modify existing agreements, which agreements or modifications restrict the payment of dividends or intercompany advances between any Subsidiaries and AMCV.

              3.2.7 Financial Statements. AMCV shall deliver (or cause to be delivered) to Zell:

                       (a) with respect to AMCV, annual audited consolidated financial statements within ninety
                                (90) days after the end of each fiscal year, certified by an authorized officer of AMCV as fairly presenting the financial condition of AMCV on a consolidated basis, together with a compliance certificate stating that no default exists under the Agreement;

                       (b) with respect to AMCV, quarterly unaudited consolidated financial statements within sixty
                                (60) days after the end of each fiscal quarter (for the first three fiscal quarters of AMCV's fiscal year), certified by an authorized officer of AMCV as fairly presenting (subject to normal year-end adjustments) the financial condition of AMCV on a consolidated basis, together with a compliance certificate stating that no default exists under this Agreement;

                       (c) with respect to Delta Queen, annual audited consolidated financial statements within one hundred (100) days after the end of each fiscal year; and

                       (d) with respect to Delta Queen, quarterly unaudited consolidated financial statements within sixty
                                (60) days after the end of each fiscal quarter (for the first three fiscal quarters of Delta Queen's fiscal year).


              3.2.8 Notice of Defaults. AMCV shall notify Zell promptly upon AMCV obtaining knowledge of any condition or event which constitutes a default hereunder or an Event of Default under the Pledge Agreement.

              3.2.9    Corporate Existence, Etc. Except as permitted in Section
                       3.2.5 above or expressly set forth elsewhere in this Agreement, AMCV shall, and shall cause each of its Subsidiaries to, at all times, maintain its existence as a corporation or limited liability company, as applicable, and preserve and keep in full force and effect all licenses, franchises, permits and other rights necessary for the operation of its business, except where the failure to obtain or maintain such existence, licenses, franchises, permits or rights could not reasonably be expected to have a Material Adverse Effect.

              3.2.10 Compliance with Laws. AMCV shall, and shall cause each of its Subsidiaries to, comply with all laws, rules and regulations applicable to or binding on AMCV or its Subsidiaries or any of their respective Property or to which AMCV or its Subsidiaries or such Property is subject, including without limitation ERISA and environmental laws, rules and regulations, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect.

              3.2.11 Payment of Taxes and Claims. AMCV shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (b) all claims (including without limitation claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Customary Lien) upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause
                       (b) above need to paid (i) if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or
                       (ii) if adequate reserves in the absence of a contest are maintained therefor in accordance with GAAP.

              3.2.12 Maintenance of Properties; Insurance. AMCV shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage, due to casualty or condemnation, all Property material to its operations (which shall in any event include each vessel, whether subject to a ship mortgage or not) and will make or cause to be made all appropriate repairs, renewals and replacements thereof. AMCV shall, and shall cause each of its Subsidiaries to, maintain with financially sound insurance companies insurance policies and programs insuring all Property and other assets material to the operations of AMCV and its Subsidiaries (which shall in any event include each vessel, whether subject to a ship mortgage or not) against loss or damage by fire, theft, burglary, pilferage and loss in transit and business interruption, together with such other hazards as are reasonably consistent with prudent industry practice, and maintain liability insurance consistent with prudent industry practice with financially sound insurance companies.

              3.2.13 Inspection of Property, Books and Records. AMCV shall permit, and shall cause each of its Subsidiaries to permit, any representative(s) designated by Zell to visit and inspect any of its properties, all upon reasonable notice and at such reasonable time and as often as may be reasonably requested. Each such visitation and inspection made by or on behalf of Zell shall be at Zell's expense if no Event of Default under the Pledge Agreement shall have occurred and be continuing and at all other times at AMCV's expense.

              3.2.14 Line of Business. AMCV shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business engaged in by AMCV and its Subsidiaries on the date hereof and any business activities substantially similar or related thereto, including without limitation the operation of any vessel in its cruise business.

              3.2.15 Transactions with Affiliates. Except with respect to Investments and Distributions and payments not prohibited under Section 3.2.2 above, and except for transactions with EGI, AMCV shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its affiliates (other than AMCV or such Subsidiaries) on terms that are materially less favorable to it than those fair and reasonable terms that might be obtained in a comparable arms-length transaction at the time.

                                   ARTICLE IV
                                CERTAIN DEFAULTS

         4.1 Defaults. Each of the following occurrences shall constitute a default under this Agreement:

              (a) AMCV shall fail to pay when due any Appreciation Payment, any Redemption Payment owing under Section 2.4 above, or any principal amounts due under any Note; or

              (b) AMCV shall fail to pay when due any interest or other amount (other than an Appreciation Payment or such principal due under the Agreement or any Note) which failure shall continue for five (5) business days after receipt by AMCV of Zell's notice of such failure; or

              (c) any representation or warranty made or deemed made by AMCV or herein shall prove to have been untrue or incorrect in any material respect on or as of the date made or deemed made; or

              (d) AMCV shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this
                       Section 4.1, and such default shall continue unremedied for a period of thirty (30) days after receipt by AMCV of Zell's notice of such default; or

              (e)      a Change of Control shall occur;

              (f) AMCV or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Debt of AMCV or any such Subsidiary, if the aggregate outstanding amount of all such Debt is $15,000,000 or more, or AMCV or any of its Subsidiaries shall default under any instrument, agreement or indenture pertaining to such Debt, if the effect thereof is to accelerate the maturity of such Debt; or

              (g) there shall occur an Event of Default under the Pledge Agreement or any breach, default or event of default (after the expiration of all applicable grace or cure periods) by AMCV under or in connection with any Note.

                                    ARTICLE V
                                  MISCELLANEOUS


         5.1 Expenses. AMCV shall pay its own expenses and Zell's third party legal fees and disbursements, incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. Further AMCV shall pay all reasonable expenses incurred by Zell in connection with enforcing its rights hereunder or collecting amounts due Zell hereunder.

         5.2 Interest. Any amount due under this Agreement that is not otherwise evidenced by a Note shall bear interest from and after the due date thereof until paid in full at the rate set forth in the Notes.

         5.3 Entire Agreement This Agreement, together with the other agreements referred to herein and/or executed and delivered concurrently herewith, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by all of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         5.4 Assignment and Binding Effect. This Agreement may not be assigned by AMCV without the prior written consent of Zell. Zell may assign any of Zell's rights and/or obligations under this Agreement, the Notes and the Pledge Agreement.

         5.5 Notices. All notices required to be given under the terms of this Agreement or which any of the parties desires to give hereunder shall be in writing and delivered personally, by overnight delivery with a nationally recognized delivery service or sent by registered or certified mail, postage prepaid, return receipt requested with an additional copy sent by facsimile (and confirmed by registered or certified mail or overnight delivery), each addressed as follows:
              As to Zell: Equity Group Investments, L.L.C., Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, attention: Jeffrey Klein Fax (312) 454-1671, with copies to: Alisa Singer, Esq., Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606 Fax
              (312) 454-0335; as to AMCV: American Classic Voyages Co., Two North Riverside Plaza, Suite 200, Chicago, IL 60606, attention:
              Jordan B. Allen, Esq., Executive Vice President and General Counsel, Fax: (312) 466-6151; with a copy to: Seyfarth, Shaw, Fairweather & Geraldson, 55 East Monroe Street, Suite 4200, Chicago, Illinois 60603; attention: David S. Stone, Esq., Fax:
              (312) 269-8869 and to Altheimer & Gray, 10 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, attention: Norman M. Gold, Esq.,
              Fax: (312) 715-4800; or to such other address and to the attention of such other person as the party to whom such notice is to be given may have theretofore designated in a notice to the other party hereto. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or by overnight delivery against receipt or received by facsimile or, if mailed, on the third business day next following the date on which it shall have been deposited in the mails.

         5.6 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws (but not the laws of conflict) of the State of Illinois.

         5.7 Interpretation. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity; any use of the term "include" or "including" shall mean "including without limitation"; and any use of "hereof," "hereto," "herein" or "hereunder" shall mean this Agreement.

         5.8 Severability. Wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event, the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of such law, provided such curtailment does not frustrate the commercial purposes of this Agreement. In the event that any part, section, paragraph or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the balance of this Agreement shall continue in full force and effect unless the severance of the portion thus held unenforceable would unreasonably frustrate the commercial purposes of this Agreement.

         5.9 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         5.10 Exhibits. All exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         5.11 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         5.12 Representations. AMCV hereby represents and warrants to Zell as follows:

              (a) Each of AMCV, Project America, Inc, ("PAI") and Oceanic is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to carry on its business as now being conducted. Each of AMCV, PAI and Oceanic is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to obtain such qualification would not have a material adverse effect on AMCV, PAI or Oceanic.

              (b) AMCV has full right, power and authority to execute, deliver and perform this Agreement and the Notes. This Agreement has been duly executed and delivered by AMCV, and when issued by AMCV to Zell, each Note will have been duly executed and delivered AMCV. This Agreement constitutes, and when issued by AMCV to Zell, each Note will constitute, the valid and binding obligations of AMCV enforceable against AMCV in accordance with their respective terms, except as may be limited by bankruptcy, reorganization and other laws affecting creditors' rights generally.

              (c) PAI has full right, power and authority to execute, deliver and perform the Pledge Agreement. The Pledge Agreement has been duly executed and delivered by PAI. The Pledge Agreement constitutes the valid and binding obligation of PAI enforceable against PAI in accordance with its terms, except as may be limited by bankruptcy, reorganization and other laws affecting creditors' rights generally.

              (d) The execution and delivery of this Agreement, the Pledge Agreement and (when executed and delivered) the Notes do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or result in the creation of any encumbrance upon any of the collateral pledged under the Pledge Agreement (other than pursuant to the Pledge Agreement), any provision of (i) the certificate of incorporation or bylaws of AMCV, PAI or Oceanic, (ii) any loan or credit agreement, note, bond, mortgage, indenture, Guarantee, lease or other material agreement, instrument, permit, concession, franchise or license applicable to AMCV, PAI or Oceanic or their respective properties or assets, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AMCV, PAI or Oceanic or any of their respective properties or assets. No filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranatural court, commission, governmental body, regulatory agency, authority or tribunal is required by or with respect to AMCV, PAI or Oceanic in connection with the execution and delivery of this Agreement, the Pledge Agreement or the Note or is necessary for the consummation of the transactions contemplated hereby or thereby.

              (e) AMCV is not aware of any liabilities of Oceanic in excess of reserves provided pursuant to its financial statements dated as of September 30, 1999.

         5.13 Termination. This Agreement and the Pledge Agreement shall terminate on the later to occur of (i) the date of a Guarantee Termination and (ii) the date all of Zell's rights to receive payments pursuant to Article II shall have been fully satisfied, or such rights shall have expired unexercised.

         5.14 Restatement. This Agreement amends and restates the Original Reimbursement Agreement in its entirety.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                    AMERICAN CLASSIC VOYAGES CO.


                                       /s/ Jordan B. Allen
                                    --------------------------------------
                                    By:  Jordan B. Allen
                                    Its: Executive Vice President and General
                                         Counsel


                                    SAMUEL ZELL REVOCABLE TRUST


                                       /s/ Samuel Zell
                                    --------------------------------------
                                    By:  Samuel Zell
                                    Its: Trustee


                                       /s/ Samuel Zell
                                    --------------------------------------
                                           Samuel Zell, individually


                                    Robert H. and Ann Lurie Trust established pursuant to the Robert Lurie Revocable Trust dated December 19, 1989 (not as a party to the above Reimbursement Agreement but solely for purposes of approving the terms and conditions thereof.)



                                    By:   /s/ Mark Slezak
                                        ------------------------------------
                                        Mark Slezak, Co-Trustee